EXHIBIT 5















                                    May 11, 1995


  Coachmen Industries, Inc.
  601 East Beardsley Avenue
  Elkhart, Indiana 46515

       RE: 500,000 Shares of Common Stock (without par value) including Common Share Purchase
            Rights for Coachmen Industries, Inc.'s 1994
            Omnibus Stock Incentive Program (the "Plan")

  Gentlemen:

       We have acted as counsel for Coachmen Industries, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's Common Stock, no par value (the "Common Stock"), which may be purchased pursuant to the Plan and 500,000 Common Share Purchase Rights which currently are attached to, and trade with, the Common Stock.

       We have examined or considered:

            1.  A copy of the Company's Articles of Incorporation.

            2.  The By-Laws of the Company.

            3. Telephonic confirmation of the Secretary of State of Indiana, as of a recent date, as to the good standing of the Company in that state.

            4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

            5.  A copy of the Plan.

       In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

       Based on the foregoing, we are of the opinion that:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.




            (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, and the related Common Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

       We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ McDermott, Will & Emery

                                    McDermott, Will & Emery
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